                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF ARIEL CORPORATION

Name:                              Solutions for Communications & International ISDN, SA (Scii, SA)
Jurisdiction of Incorporation:     France
Immediate Parent:                  Ariel Corporation

Name:                              SCII Telecom, Ltd.
Jurisdiction of Incorporation:     United Kingdom
Immediate Parent:                  Scii, SA

Name:                              Ariel Deutschland, GmbH
Jurisdiction of Incorporation:     Germany
Immediate Parent:                  Ariel Corporation